Exhibit 99.1

TECHPRECISION ANNOUNCES

ANNUAL MEETING DATE

AND ADVISES REGARDING FILING OF FY25 Q1 AND Q2 10-Q REPORTS and S-1

WESTMINSTER, MA / ACCESSWIRE / October 14, 2024 – Today, TechPrecision Corporation (Nasdaq: TPCS) (“TechPrecision” or “we,” “us” or “our”) announces the following.

2024 Annual Meeting

The Company will hold its 2024 Annual Meeting of Stockholders on Thursday December 19, 2024, at 10:00 a.m. Eastern. The meeting will be held virtually. The Board of Directors set the meeting date based on time requirements to allow for the mailing and dissemination of its proxy materials following the record date. Based upon SEC requirements for a broker search, the record date has been set by the Board as November 4, 2024, which determines which stockholders are entitled to notice of and to vote at the 2024 Annual Meeting.

FY25 Q1 and Q2 filings.

We expect to have the FY25 Q1 Form 10-Q by early November. and expect to file the Q2 Form 10-Q shortly thereafter. Based on the above timing, we anticipate filing an amendment to the pending Form S-1 to register the resale of shares of our common stock pursuant to previously disclosed registration rights of certain selling stockholders immediately after the FY25 Q1 Form 10-Q.

The delay in filing FY25 Q1 continues to be caused primarily by over-time revenue recognition issues from our STADCO subsidiary. With the appointment of our new CFO Richard D. Roomberg, we continue to work to resolve this. The majority of the issues continue to arise from the STADCO legacy contracts.

About TechPrecision Corporation

Through our wholly owned subsidiaries, Ranor, Inc. and STADCO, we manufacture large-scale, metal fabricated and machined precision components and equipment. These products are used predominantly in the defense, aerospace, and precision industrial markets. Our goal is to be an end-to-end service provider to our customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection, and testing. To learn more about us, please visit our website at www.techprecision.com. Information on our website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of TechPrecision and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions, or any other statements relating to TechPrecision’s 2024 Annual Meeting, the filing of our proxy statement for the 2024 Annual Meeting, the filing of the FY25 Q1 and Q2 Form 10-Qs, the filing of an amendment to the currently pending Form S-1 and the remediation of the causes of the delays in our financial reporting are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside of our control, including health emergencies, like epidemics or pandemics, the Russia-Ukraine and Israel-Hamas conflicts, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; our ability to regain compliance with the continued listing standards of the Nasdaq Capital Market; general economic conditions; and other risks discussed in the our periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

Company Contact:	Investor Relations Contact:
Ms. Richard D. Roomberg	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone:646-536-7331
Tel: 978-883-5108	Email: brett@haydenir.com
Email: RoombergR@ranor.com
www.techprecision.com